                                 EXHIBIT 11.1

                          NATIONAL HOME CENTERS, INC.
                                AND SUBSIDIARY

                         Computation of Loss Per Share

                  Years ended January 31, 1998, 1997 and 1996



                                                               Year Ended January 31
                                              ------------------------------------------------------
                                                  1998                  1997                 1996
                                                  ----                  ----                 ----
Net loss                                      $13,010,122            $3,107,723           $1,597,842
                                              ===========            ==========           ==========

Weighted average number of common shares        7,142,251             7,142,251            7,142,251
outstanding                                   ===========            ==========           ==========

Loss per share                                $      1.82            $      .44           $      .22
                                              ===========            ==========           ==========